Exhibit 21.1

LSB INDUSTRIES, INC.

SUBSIDIARY LISTING

Each of the following entities were organized under the laws of the State of Oklahoma except for LSB Industries, Inc. and Climate Master, Inc., which were incorporated under the laws of the State of Delaware, and El Dorado Nitrogen, L.P., which was formed under the laws of the State of Texas.

LSB INDUSTRIES, INC. (Direct subsidiaries are noted in bold italics.)

Consolidated Industries L.L.C. (f/k/a Consolidated Industries Corp.)

The Climate Control Group, Inc. (f/k/a APR Corporation)

CEPOLK Holdings, Inc. (f/k/a ThermalClime, Inc.; f/k/a LSB South America Corporation)

ClimaCool Corp. (f/k/a MultiClima Holdings, Inc.; f/k/a LSB International Corp.)

ClimateCraft, Inc. (f/k/a Summit Machine Tool Systems, Inc.)

Climate Master, Inc.

International Environmental Corporation

Koax Corp.

ThermaClime Technologies, Inc. (f/k/a ACP International Limited; f/k/a ACP Manufacturing Corp.)

TRISON Construction, Inc.

XpediAir, Inc. (f/k/a The Environmental Group, Inc.)

LSB Chemical L.L.C. (f/k/a/ LSB Chemical Corp.)

Cherokee Nitrogen L.L.C. (f/k/a Cherokee Nitrogen Company)

Cherokee Nitrogen Holdings, Inc. (f/k/a Cherokee Nitrogen Company)

Chemical Properties L.L.C.

Chemical Transport L.L.C.

El Dorado Chemical Company (f/k/a E.D.C., Inc.)

Chemex I Corp. (f/k/a Slurry Explosive Corporation)

EDC Ag Products Company L.L.C.

El Dorado Ammonia L.L.C.

El Dorado Nitric L.L.C. (f/k/a El Dorado Nitric Company; f/k/a El Dorado

Nitrogen Company; f/k/a LSB Nitrogen Corporation; f/k/a LSB Import Corp.)

El Dorado Acid, L.L.C. (General Partner of El Dorado Nitrogen, L.P.)

El Dorado Nitrogen, L.P. (1% ownership)

El Dorado Acid II, L.L.C. (Limited Partner of El Dorado Nitrogen, L.P.)

El Dorado Nitrogen, L.P. (99% ownership)

LSB Capital L.L.C.

Pryor Chemical Company (f/k/a Pryor Plant Chemical Company; f/k/a LSB Financial Corp.)

Zena Energy L.L.C.

Summit Machine Tool Manufacturing L.L.C. (f/k/a Summit Machine Tool Manufacturing Corp.)

LSB-Europa Limited (f/k/a LSB-Italia Limited)

ClimateCraft Technologies, Inc.